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                                           LIST OF SUBSIDIARIES OF
                                      BALLY MANUFACTURING CORPORATION (a)

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
NAME OF CORPORATION                                                     PLACE OF INCORPORATION
- -------------------                                                     ----------------------

Bally Services Corporation                                              Delaware
        Bally's Health & Tennis Corporation(b)                          Delaware
                Health and Tennis Corporation of America (b)            Delaware
                        Scandinavian Health Spa, Inc. (b)               Ohio
                        Houston Health Clubs, Inc. (b)                  Texas
                        Dallas Health Clubs, Inc. (b)                   Texas
                        Jack LaLanne Holding Corp. (b)                  New York
                        Vic Tanny International, Inc. (b)               Michigan
                        Chicago Health Clubs, Inc. (b)                  Illinois
                        U.S. Health, Inc. (b)                           Delaware
                        Bally's Pac West, Inc. (b)                      Washington
                        So. Cal Nautilus Fitness Centers, Inc. (b)      California
Bally's Holding Company, Inc.                                           Delaware
Bally's Intermediate Sub, Inc.                                          Delaware
        Bally's Intermediate Sub, No. 1, Inc.(b)                        Delaware
        Bally's Intermediate Sub, No. 2, Inc.(b)                        Delaware
        Bally's Intermediate Sub, No. 3, Inc.(b)                        Delaware
        Bally's Intermediate Sub, No. 4, Inc.(b)                        Delaware
        Bally's Intermediate Sub, No. 5, Inc.(b)                        Delaware
        Bally's Intermediate Sub, No. 6, Inc.(b)                        Delaware
                Bally's Sub, Inc. (b)                                   Delaware
                        Bally's Casino Holdings, Inc. (b)               Delaware
                                Bally's Park Place, Inc.                New Jersey
                                        Bally Warwick, Inc. (b)         New Jersey
                                Bally's Park Place Funding, Inc. (b)    Delaware
                        Bally's Grand Management Co., Inc. (b)          Nevada
                        Bally's Intermediate Casino Holdings, Inc. (b)  Delaware
                                Bally's Tunica, Inc. (b)                Mississippi
                                Bally's Louisiana, Inc. (b)             Louisiana
                                        Belle of Orleans, L.L.C. (b) (c)Louisiana
                        Bally's Grand Management Co., Inc. (b)          Nevada
                        Bally's CHLV, Inc. (b)                          Delaware
                                Bally's Grand, Inc. (b) (d)             Delaware
                                        Grand Resorts, Inc. (b)         Nevada
BGR, Inc.                                                               Nevada
GNAC, Corp                                                              New Jersey
        GNOCF, Corp. (b)                                                New Jersey
        GNF, Corp (b)                                                   New Jersey

(a)     A number of subsidiaries, principally name holding corporations, have been omitted from the list of subsidiaries. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b)     Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled.

(c)     Limited liability company 45% owned by Bally's Louisiana, Inc.

(d)     Approximately 50% of outstanding owned by Bally's CHLV, Inc. and BGR, Inc.

NOTE:   With the exception of (c) and (d), percentage of oenership is 100%.
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